Exhibit 10.1

[EC other than CEO Form]
Mallinckrodt Pharmaceuticals
2024 Stock and Incentive Plan (“Plan”)

TERMS AND CONDITIONS
OF
Second Amended and Restated RESTRICTED UNIT AWARD
AMENDMENT #1
RESTRICTED UNIT AWARD (“Award”) granted on February 2, 2024 (the “Grant Date”), as amended and restated as of August 5, 2024, and as further amended and restated as of December 2, 2024, is hereby further amended as of May 14, 2025 by this Amendment #1 as follows:
Section 6 of the Award is deleted in its entirety and replaced with the following new Section 6:
6.Termination of Employment by the Company without Cause or by you with Good Reason. Notwithstanding the vesting provisions described in Section 4, upon your Termination of Employment by the Company without Cause or by you with Good Reason, all of the Restricted Units subject to this Award shall vest as of the effective date of the Release (as defined in that certain employment agreement dated as of February 2, 2024 by and between you and ST Shared Services LLC (the “Employment Agreement”)). Subject to the delay in payment described in Section 22 that applies if you are a “specified employee” upon your Termination of Employment, payment of such vested amounts shall be made within 30 days of your Termination of Employment; provided that, you shall not have the right, directly or indirectly, to choose the taxable year of payment.
    Except as amended herein, the terms of the Award as amended and restated as of December 2, 2024 shall continue in full force and effect.

[Electronic Signature]